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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 2, 2001


                              GLACIER BANCORP, INC.

             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                 000-18911                       81-0519541
              ---------------               --------------------
         (Commission File Number)       IRS Employer Identification No.


                                 49 Commons Loop
                               Kalispell, MT 59901
               (Address of principal executive offices) (zip code)


        Registrant's telephone number, including area code: 406-756-4234


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ITEM 5 - OTHER EVENTS

        On February 2, 2001, Glacier Bancorp, Inc. ("Bancorp") announced net income of $3.731 million for the quarter ended December 31, 2000, compared to net income of $3.029 million for the same quarter in 1999, an increase in per share earnings of 19 percent

        A copy of the press release issued February 2, 2001, with the earnings for quarter and year ended December 31, 2001 is attached to the Current Report.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Financial statements - not applicable.

        (b)    Pro forma financial information - not applicable.

        (c)    Exhibits:

               (99)   Press Release issued by the Company dated February 2, 2001


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated:  February 5, 2001


                                    GLACIER BANCORP, INC.



                                    By:  /s/ Michael J. Blodnick
                                        --------------------------------------
                                         Michael J. Blodnick
                                         President and Chief Executive Officer


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